                                                                     Exhibit 99


FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Director of Investor Relations
+1.732.362.2380

          INTELLIGROUP PROVIDES CORRECTION TO CONFERENCE CALL REGARDING
                          COMMUNICATIONS WITH THE SEC

EDISON, N.J., October 5, 2004/PRNewswire-FirstCall/ -- Intelligroup, Inc., (NASDAQ: ITIGE), a global provider of strategic IT outsourcing services, today announced that the Company has been contacted by the Division of Enforcement (the "Division") of the Securities and Exchange Commission ("SEC") regarding the Company's September 24, 2004 press release disclosing the Company's need to restate its financial statements for prior historical periods. The Division requested that the Company provide updates on the Company's progress with the restatement as new developments arise. The Company agreed to do so and will continue to cooperate with the SEC. The Company has not been notified of any formal SEC investigation of the Company. This announcement corrects any statement made by the Company on today's investor call concerning a review by the SEC related to the Company's previously announced restatement of prior financial periods.



ABOUT INTELLIGROUP
Intelligroup, Inc. (http://www.intelligroup.com) is an information technology services strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the Company's ability to complete the restatement of its historical financial results, file future periodic reports, maintain its listing on NASDAQ, resolve disclosure control and internal control issues, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.